Exhibit 99.1

Ramtron International Corporation News Release Nasdaq: RMTR

NEWS FOR RELEASE: 10/14/2011, 8:30 am ET

IR CONTACT:	Lee A. Brown
(719) 481-7213
lee.brown@ramtron.com

Ramtron Chief Financial Officer Mark R. Kent Resigns

Gery E. Richards, Controller, Named Interim Chief Financial Officer

COLORADO SPRINGS, CO – October 14, 2011 – U.S. semiconductor maker Ramtron International Corporation (NASDAQ: RMTR) today announced that effective October 7, 2011, Mark R. Kent resigned from his position as chief financial officer to pursue other opportunities. The Company has named Gery E. Richards, Ramtron’s controller, to serve as interim chief financial officer while the company conducts a search for a chief financial officer.

“Gery, who has been Ramtron’s controller for six years, possesses deep knowledge of the company’s business and financial operations, including financial reporting and the treasury function. We are fortunate to have in place a finance executive with Gery’s experience and leadership skills to step in as our chief financial officer on an interim basis. I am confident that Gery will effectively manage the finance team during this period as we continue to execute our plan to deliver strong revenue growth in the second half of this year,” said Eric Balzer, Ramtron’s chief executive officer.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are “forward-looking statements.” These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron’s Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this release are being made as of the date hereof, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statements contained herein.

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